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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -------------

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                               KEMET Corporation
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            (Exact Name of Registrant as Specified in its Charter)


              Delaware                                  57-0923789
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

           2835 KEMET Way
     Simpsonville, South Carolina                          29681
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(Address of Principal Executive Offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                Title of Each Class                                  Name of Each Exchange on which
                to be so Registered                                  Each Class is to be Registered
                -------------------                                  ------------------------------
              Common Stock, par value
                  $0.01 per share                                    New York Stock Exchange, Inc.
---------------------------------------------------      ------------------------------------------------------

If this form relates to the registration of a class      If this form relates to the registration of a class of
of securities pursuant to Section 12(b) of the           securities pursuant to Section 12(g) of the Exchange
Exchange Act and is effective pursuant to General        Act and is effective pursuant to General Instruction
Instruction A.(c), please check the following box. [X]   A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form
relates:      None
         ---------------
         (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of Class)

                               Page 1 of 3 Pages
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Item 1.   Description of Registrant's Securities to be Registered: Common Stock.

          The description of KEMET Corporation's (the "Company") common stock, par value $0.01 per share, under the caption "Description of Capital
          Stock" in the Prospectus forming a part of the Company's Registration
          Statement on Form S-3, as amended, initially filed with the Securities and Exchange Commission (the "Commission") on June 5, 1995 (File No.
          33-93092), is hereby incorporated by reference.

Item 2.   Exhibits.

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
          Number                          Description
          ------                          -----------
            1.      Annual Report on Form 10-K for the year ended March 31,
                    1999, filed with the Commission on July 1, 1999 pursuant to
                    Section 13 of the Securities Exchange Act of 1934 (the
                    "Act").*

            2. Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1999 and September 30, 1999, filed with the
                    Commission on August 12, 1999 and November 15, 1999, respectively, pursuant to Section 13 of the Act.*

            3. Current Report on Form 8-K dated June 23, 1999, filed with the Commission on July 1, 1999 pursuant to Section 13 of the Act.*

            4.      Proxy Statement relating to the Company's 1999 Annual
                    Meeting of Stockholders, filed with the Commission on June
                    21, 1999 pursuant to Section 14 of the Act.*

            5. Restated Certificate of Incorporation of the Company, as amended by Certificate of Amendment of Restated Certificate of Incorporation.*

            6.      Restated Bylaws of the Company.*

            7.      Specimen of Common Stock Certificate of the Company.*

            8.      Rights Agreement, dated as of July 1, 1996, between the
                    Company and Wachovia Bank of North Carolina, N.A., as Rights
                    Agent, including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred
                    Stock, Series A attached thereto as Exhibit A, the form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as Exhibit C.*

            9.      Annual Report to Stockholders for the fiscal year ended
                    March 31, 1999.*

          * Filed with the New York Stock Exchange, Inc.

                               Page 2 of 3 Pages
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   KEMET Corporation

Date: November 29, 1999            By: /s/ Glenn H. Spears
                                       -----------------------------------------
                                   Name: Glenn H. Spears
                                   Title: Executive Vice President and Secretary

                               Page 3 of 3 Pages